UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2012

GTx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50549	62-1715807
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Toyota Plaza

7th Floor

Memphis, Tennessee 38103

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On May 3, 2012, GTx, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s corporate offices in Memphis, Tennessee. At the Annual Meeting, the Company’s stockholders voted on the following two proposals:

(1) Proposal to elect the two nominees named below as Class II directors to serve until the Company’s 2015 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Each of the two named nominees were so elected, with the votes thereon at the Annual Meeting as follows:

	Final Voting Results
Nominee	For	Withheld	Broker Non-Vote
J. Kenneth Glass	49,125,880	181,123	8,500,110
Mitchell S. Steiner, M.D., F.A.C.S.	49,222,291	84,712	8,500,110

The Company’s Class III directors, Michael G. Carter, M.D. and J. R. Hyde, III, will each continue to serve on the Company’s Board of Directors until the Company’s 2013 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal. The Company’s Class I directors, Barrington J. A. Furr, Ph.D., Kenneth S. Robinson, M.D., M.Div. and Timothy R. G. Sear, will each continue to serve on the Company’s Board of Directors until the Company’s 2014 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

(2) Proposal to ratify the appointment of Ernst & Young LLP as GTx’s independent registered public accounting firm for the fiscal year ending December 31, 2012. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Vote
57,729,214	53,007	24,892	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Date: May 4, 2012	By:	/s/ Henry P. Doggrell
	Name:	Henry P. Doggrell
	Title:	Vice President, General Counsel and Secretary